             /C O R R E C T I O N - WesterFed Financial Corporation/

         In SFTU006, WesterFed Financial Corporation Announces Third Quarter Earnings, moved earlier today, we are advised by the company that the second paragraph, second line should read "for the quarter ended March 31, 1999" rather than "December 31, 1998" as originally issued.

                   WESTERFED FINANCIAL CORPORATION ANNOUNCES
                             THIRD QUARTER EARNINGS
                          INCREASED QUARTERLY DIVIDEND

         Missoula, Montana - April 20, 1999 - WesterFed Financial Corporation (the "Company") (NASDAQ WSTR), the holding company for Western Security Bank (the "Bank"), announced earnings for the third quarter ended March 31, 1999 of $1.6 million, or $0.35 per share, as compared to $1.4 million, or $0.24 per share for the same period last year. Earnings for the nine month period ended March 31, 1999 were $5.2 million, or $0.98 per share, as compared to $5.3 million, or $0.94 per share, for the same nine month period last year. All per share amounts are diluted earnings per share.
         The Company also announced it will pay a regular cash dividend of $0.145 per share for the quarter ended December 31, 1998 payable on May 21, 1999 to stockholders of record on May 7, 1999. The regular quarterly cash dividend of $0.145 represents an increase of 3.6% over the prior quarter's regular cash dividend of $0.140 per share. The Company has increased normal cash dividends every quarter since becoming a public company.
          On April 1, 1999 the Banks' Board of Directors announced that Ralph Holliday had been selected to succeed Lyle Grimes as President/Chief Executive Officer of the Bank upon Grimes' retirement from the Bank on June 30, 1999. Mr. Holliday has left his position as Regional Vice Chairman of KeyBank in Tacoma, Washington and joined the Bank on April 19, 1999. Mr. Holliday will also serve on the Bank's Board of Directors. Grimes stated "Western Security Bank is very pleased to have a leader for our bank with Ralph Holliday's experience and stature in the banking industry." Mr. Grimes will continue serving as the Bank's and Company's chairman.
         President/Chief Executive Officer Lyle R. Grimes stated, "The $0.35 per share earnings for the quarter represents the strongest earnings per share this fiscal year." This was accomplished in spite of the slowing of mortgage loan refinance activity due primarily to seasonal fluctuations. This resulted in a decrease in loan origination fees and gains on sale of loans available-for-sale to $745,000 during the quarter ended March 31, 1999 from $1.1 million during the prior quarter and from $944,000 during the quarter ended September 30, 1998. In addition, this quarter included increased loan loss provisions of $75,000 from the prior quarter to maintain loan loss reserves at adequate levels. Increasing earning assets during the quarter has been the focus of management and this has resulted in an increase in investments and mortgage-backed securities of $45.4 million from December 31, 1998 to March 31, 1999. Because of the interest rate risk incurred with long term lending in the current low interest rate environment, $89.6 million of long-term residential loan production (usually thirty year) has been sold to the secondary market resulting in decrease in residential loans of $37.0 million during the fiscal year. Commercial real estate loans have increased $9.5 million, agricultural and other commercial loans increased $600,000, while consumer and other loans decreased $3.4 million during the current fiscal year.
         The Bank increased its interest rate spread to 3.14% at March 31,1999 from 2.99% at June 30, 1998 as the lower interest rate environment has allowed the Bank to reduce its cost of funds to 4.39% at March 31, 1999 from 4.79% at June 30, 1998. In addition the Bank will soon begin construction of it's thirty-fifth branch office on the busy North Reserve Street in Missoula. Grimes further stated, "this facility, scheduled to open during the spring of 2000, will give the Bank access to one of the fastest growing commercial and residential portions of Missoula. This is in keeping with the business plan goals of the Bank to continue it's expansion into commercial banking as evidenced by our growth in commercial real estate and other commercial and agricultural loans. In an ongoing effort to reduce operating expenses the Bank anticipates the sale during the next quarter of a branch office building in Bozeman that was closed last year as part of a consolidation of facilities in that market area. The Bank has also reached an agreement with a third party vendor to purchase the Bank's credit card program during the next quarter allowing the Bank to allocate the resources used in maintaining the credit card program to more profitable products."
          Total assets decreased $25.0 million to $997.0 million at March 31, 1999 as compared to $1.022 billion at June 30, 1998. Total loans receivable decreased $30.3 million to $627.0 million at March 31, 1999 as compared to $657.3 million at June 30, 1998. Mortgage-backed securities increased $17.1 million to $143.5 million at March 31, 1999 from $126.4 million at June 30, 1998 and investment securities, Federal Home Loan Bank stock and all other interest earning investments decreased $7.4 million to $148.0 million at March 31, 1999 from $155.4 million at June 30, 1998. The decrease in assets was partially offset by a decrease in borrowed funds of $18.1 million to $237.1 million at March 31, 1999 from $255.2 million at June 30, 1998 and a decrease in stockholders' equity of $18.2 million to $91.5 million at March 31, 1999 from $109.7 million at June 30, 1998. The decrease in stockholders' equity was the result of the repurchase of $21.8 million of common stock during the quarter ending December 31, 1998. Total deposits increased $9.4 million to $645.8 million at March 31, 1999 as compared to $636.4 million at June 30, 1998.
         Net income increased to $1.6 million for the quarter ended March 31, 1999 from $1.4 million for the same period last year due primarily to a decrease in non-interest expense. Net interest income before provision for loan losses for the quarter ended March 31, 1999 decreased $312,000 to $7.7 million as compared to $8.0 million over the same period last year. This decrease was primarily the result of a $15.8 million decrease in net interest earning assets to $34.8 million during the quarter ended March 31, 1999 from $50.6 million during the same quarter last year. The Company used $21.8 million to repurchase common stock at the end of the prior quarter which contributed to the reduction in earning assets. The provision for loan losses was increased $135,000 to $345,000 during the quarter ended March 31, 1999 from $210,000 during the same period last year. The $345,000 provision for the quarter is an increase of $75,000 from the prior quarter and reflects management's desire to maintain the allowance for loan losses at a level which is considered adequate to absorb losses inherent in the loan portfolio, especially with dealer finance loans where charge-offs have recently exceeded loan loss provisions. Total non-interest income decreased $71,000 to $2.0 million during the quarter ended March 31, 1999 from $2.1 million during the same period last year. Non-interest expenses decreased $625,000 to $7.0 million for the quarter ended March 31, 1999 from $7.6 million for the same period last year. During the quarter ended March 31, 1998 the Bank incurred significant one-time charges and expenses as the Bank completed it's conversion to a new data processing system and related advertising costs associated with the change in the Bank's name.
         Net income decreased $100,000 to $5.2 million for the nine month period ended March 31, 1999 from $5.3 million for the same period last year. Net interest income before provision for loan losses for the nine month period ended March 31, 1999 decreased $604,000 to $23.5 million, from $24.1 million for the same period last year. The provision for loan losses increased $225,000 to $855,000 during the nine month period ended March 31, 1999 from $630,000 during the same period last year. Total non-interest income increased $675,000 to $6.8 million during the nine month period ended March 31, 1999 from $6.1 million during the same period last year. Non-interest expenses were unchanged at $20.9 million for the comparative nine month periods.
         Non-performing assets decreased $1.1 million to $3.9 million at March 31, 1999, from $5.0 million at June 30, 1998, due primarily to a $1.2 million decrease in one-to-four family non-performing loan balances. Non-performing agriculture loans increased $731,000 while all other non-performing assets decreased $606,000. Non-performing assets as a percentage of total assets decreased to 0.39% at March 31, 1999 from 0.49% at June 30, 1998. The 0.39% is substantially less than the national composite for thrifts of 0.77% at December 31, 1998, which is the latest available information as reported by the Office of Thrift Supervision. The ratio of allowance for loan losses to non-performing assets increased to 150.15% at March 31, 1999 from 119.01% at December 31, 1998 and 106.33% at June 30, 1998.

         WesterFed Financial Corporation's only subsidiary, Western Security Bank, which is Montana's largest savings bank, operates thirty four offices in twenty Montana communities.

CONTACT:          Dale W. Brevik, Senior Vice President/Marketing
                  James A. Salisbury, Executive Vice President/Treasurer /Chief Financial Officer
                  (406) 721-5254

CONSOLIDATED BALANCE SHEETS
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except per share data)



                                                                                       (Unaudited)
                                                                                         March 31,              June 30,
                                                                                           1999                   1998
                                                                                       -----------            -----------
                               ASSETS



Cash and due from banks                                                                $    18,349            $    19,440
Interest-bearing due from banks                                                              1,661                  9,628
                                                                                       -----------            -----------
       Cash and cash equivalents                                                            20,010                 29,068



Interest-bearing deposits                                                                    1,885                    100
Investment securities available-for-sale                                                   110,922                108,511
Investment securities, at amortized cost (estimated market value
  of $12,290 at March 31, 1999 and $16,974 at June 30, 1998)                                12,230                 16,847
Stock in Federal Home Loan Bank of Seattle, at cost                                         14,355                 13,560
Mortgage-backed securities available-for-sale                                               56,189                 24,135
Mortgage-backed securities, at amortized cost (estimated market value
  of $90,025 at March 31, 1999 and $104,962 at June 30, 1998)                               87,358                102,298
Loans available-for-sale                                                                     2,111                  6,922
Loans receivable, net                                                                      624,894                650,371
Accrued interest receivable                                                                  7,073                  7,778
Premises and equipment, net                                                                 29,125                 30,089
Core deposit intangible                                                                      3,911                  4,518
Goodwill                                                                                    15,263                 15,762
Cash surrender value of life insurance policies                                              6,928                  6,705
Other assets                                                                                 4,714                  5,472
                                                                                       -----------            -----------
       Total assets                                                                    $   996,968            $ 1,022,136
                                                                                       ===========            ===========



                LIABILITIES AND STOCKHOLDERS' EQUITY



Liabilities:
  Deposits                                                                             $   645,848            $   636,441
  Repurchase agreements                                                                      6,236                  6,233
  Borrowed funds                                                                           230,873                248,953
  Advances from borrowers for taxes and insurance                                            6,660                  4,052
  Income taxes - current and deferred                                                        2,471                  2,289
  Accrued interest payable                                                                   5,786                  4,480
  Accrued expenses and other liabilities                                                     7,643                  9,988
                                                                                       -----------            -----------
       Total liabilities                                                                   905,517                912,436
                                                                                       -----------            -----------


Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000 shares authorized;
    none outstanding                                                                            --                     --
  Common stock, $.01 par value, 10,000,000 shares authorized;
   4,525,209 shares outstanding at March 31, 1999, and
   5,585,303 outstanding at June 30, 1998                                                       56                     56
  Paid-in capital                                                                           69,377                 68,923
  Common stock acquired by ESOP/RRP                                                        (2,282)                (2,520)
  Treasury stock, at cost                                                                 (25,319)                (3,461)
  Net unrealized gain on securities available-for-sale                                       (270)                     23
  Retained earnings                                                                         49,889                 46,679
                                                                                       -----------            -----------
       Total stockholders' equity                                                           91,451                109,700
                                                                                       -----------            -----------
       Total liabilities and stockholders' equity                                      $   996,968            $ 1,022,136
                                                                                       ===========            ===========
       Book value per share                                                            $     20.21            $     19.64
                                                                                       ===========            ===========
       Tangible book value per share                                                   $     15.97            $     16.01
                                                                                       ===========            ===========


CONSOLIDATED STATEMENTS OF INCOME
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except per share data)

                                                                  (Unaudited)                (Unaudited)
                                                             Three Months Ended           Nine Months Ended
                                                                   March 31,                   March 31,
                                                              1999          1998          1999          1998
                                                           ----------    ----------    ----------    ----------
Interest income:
   Loans receivable                                        $   12,988    $   14,171    $   40,658    $   42,189
   Mortgage-backed securities available-for-sale                  383           476         1,010         1,595
   Mortgage-backed securities                                   1,481         1,891         4,774         5,831
   Investment securities available-for-sale                     1,781         1,699         5,446         4,120
   Investment securities                                          214           325           685         1,452
   Interest-bearing deposits                                      145           210           506           520
   Other                                                           90            94           251           252
                                                           ----------    ----------    ----------    ----------

     Total interest income                                     17,082        18,866        53,330        55,959
                                                           ----------    ----------    ----------    ----------

Interest expense:
   NOW and money market demand                                    837           817         2,510         2,481
   Savings                                                        518           651         1,742         2,012
   Certificates of deposit                                      4,985         5,489        15,676        16,348
   Advances from FHLB - Seattle and other borrowed funds        3,031         3,886         9,873        10,985
                                                           ----------    ----------    ----------    ----------

     Total interest expense                                     9,371        10,843        29,801        31,826
                                                           ----------    ----------    ----------    ----------

     Net interest income                                        7,711         8,023        23,529        24,133
Provision for loan losses                                         345           210           855           630
                                                           ----------    ----------    ----------    ----------

     Net interest income after provision for loan losses        7,366         7,813        22,674        23,503
                                                           ----------    ----------    ----------    ----------

Non-interest income:
   Loan origination fees on loans sold                            560           598         1,988         1,602
   Service fees                                                 1,090         1,096         3,482         3,382
   Net gain on sale of loans available-for-sale                   185           210           767           695
   Net gain on sale of securities available-for-sale               25             2            25             6
   Other                                                          192           217           494           396
                                                           ----------    ----------    ----------    ----------

     Total non-interest income                                  2,052         2,123         6,756         6,081
                                                           ----------    ----------    ----------    ----------

Non-interest expenses:
   Compensation and employee benefits                           3,253         3,538         9,845         9,985
   Net occupancy expense of premises                              507           541         1,542         1,605
   Equipment and furnishings expense                              593           478         1,687         1,248
   Data processing expense                                        409           441         1,224         1,218
   Federal insurance premium                                       87            88           258           268
   Intangibles amortization                                       361           356         1,107         1,018
   Marketing and advertising                                      119           264           491           626
   Other                                                        1,627         1,875         4,756         4,881
                                                           ----------    ----------    ----------    ----------

     Total non-interest expense                                 6,956         7,581        20,910        20,849
                                                           ----------    ----------    ----------    ----------

     Income before income taxes                                 2,462         2,355         8,520         8,735

Income taxes                                                      878           995         3,353         3,468
                                                           ----------    ----------    ----------    ----------

     Net income                                            $    1,584    $    1,360    $    5,167    $    5,267
                                                           ==========    ==========    ==========    ==========
Net income per share:
   Basic                                                   $     0.37    $     0.26    $     1.03    $     0.99
                                                           ==========    ==========    ==========    ==========
   Diluted                                                 $     0.35    $     0.24    $     0.98    $     0.94
                                                           ==========    ==========    ==========    ==========

Dividends per share                                        $    0.145    $    0.125    $    0.420    $    0.360
                                                           ==========    ==========    ==========    ==========

Dividend payout ratio - basic                                   39.19%        48.08%        40.78%        36.36%
                                                           ==========    ==========    ==========    ==========
Average common and common equivalent shares outstanding:
   Basic                                                    4,308,744     5,323,395     4,998,622     5,302,875
                                                           ==========    ==========    ==========    ==========
   Diluted                                                  4,568,287     5,627,401     5,277,183     5,617,315
                                                           ==========    ==========    ==========    ==========

WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
Selected Financial Ratios and Other Data:

                                                                                   (Unaudited)               (Unaudited)
                                                                                Three Months Ended         Nine Months Ended
                                                                                    March 31,                  March 31,
                                                                               --------------------       --------------------
                                                                                 1999         1998         1999          1998
                                                                               ------        ------       ------        ------
Performance Ratios:
  Return on assets (ratio of net income to average total assets) (1)             0.65%         0.53%        0.69%         0.69%
  Return on equity (ratio of net income to average equity) (1)                   6.94          5.01         6.72          6.55

  Interest rate spread information:
       Average during period                                                     3.26          3.13         3.22          3.18
       End of period                                                             3.14          3.04         3.14          3.04
  Net interest margin (1) (2)                                                    3.43          3.38         3.45          3.45
  Ratio of non-interest expense to average total assets (1)                      2.84          2.94         2.81          2.74

Asset Quality Ratios:
  Non-performing assets to total assets, at end of period                        0.39          0.64         0.39          0.64
  Total allowance for loan losses to total non-performing
     assets (3)                                                                127.39         76.94       127.39         76.94

Capital Ratios:
  Stockholders' equity to total assets, at end of period                         9.17         10.62         9.17         10.62
  Tangible stockholders' equity to tangible assets, at end of period             7.39          8.70         7.39          8.70
  Ratio of average interest-earning assets to average
     interest-bearing liabilities                                              104.02        105.63       105.07        105.77

------------------------------------------------------------------------------------------------------------------------------------

  (1)  Annualized
  (2)  Net interest income divided by average interest-earning assets
  (3)  Includes non-performing and foreclosed assets




                                                                                                  WESTERFED FINANCIAL CORP



                                                                                    (Unaudited)
                                              -----------------------------------------      ---------------------------------------

                                                        MARCH 31, 1999 - QTD                           MARCH 31, 1998 - QTD

                                              -----------------------------------------      ---------------------------------------
                                                  Average       Interest                         Average       Interest
                                                Outstanding      Earned/      Yield/           Outstanding      Earned/      Yield/
                                                Balance (5)       Paid         Rate            Balance (5)       Paid         Rate
                                              -----------------------------------------      ---------------------------------------

INTEREST EARNING ASSETS:                                                        (Dollars in Thousands)
  Loans receivable (1) (2)                           $628,784       $12,988      8.26%              $674,817     $14,171      8.40%
  Mortgage-backed securities (2)                      125,787         1,864      5.93%               138,388       2,367      6.84%
  Investments (2)                                     133,149         1,995      5.99%               115,674       2,024      7.00%
  Other interest-earning assets (3)                     5,159           145     11.24%                14,305         210      5.87%
  Cash surrender value of life insurance                6,902            90      5.22%                 6,599          94      5.70%
                                              -----------------------------------------      ---------------------------------------

    Total Interest-Earning Assets                     899,781        17,082      7.59%               949,783      18,866      7.95%
                                              =========================================      =======================================

INTEREST-BEARING LIABILITIES:
  Certificates of deposits                            373,402         4,985      5.34%               386,531       5,489      5.68%
  Savings accounts                                     90,543           518      2.29%                95,469         651      2.73%
  Demand and now accounts                             110,970           190      0.68%               108,329         285      1.05%
  Money market accounts                                68,449           647      3.78%                53,513         531      3.97%
                                              -----------------------------------------      ---------------------------------------

    Total deposits                                    643,364         6,340      3.94%               643,842       6,956      4.32%
  FHLB advances and other borrowed money              221,663         3,031      5.47%               255,347       3,887      6.09%
                                              -----------------------------------------      ---------------------------------------

    Total Interest-Bearing Liabilities                865,027         9,371      4.33%               899,189      10,843      4.82%
                                              =========================================      =======================================


Net interest income                                                  $7,711                                       $8,023
                                                              ==============                                 ============

Net interest rate spread                                                         3.26%                                        3.13%
                                                                            ===========                                  ===========

Net interest earning assets                           $34,754                                        $50,594
                                              ================                               ================


Net interest margin (4)                                                          3.43%                                        3.38%
                                                                            ===========                                  ===========

Average interest-earning assets
  to average interest-bearing liabilities                           104.02%                                      105.63%
                                                              ==============                                 ============








                                                                                 (Unaudited)
                                           -----------------------------------------      -----------------------------------------

                                                     MARCH 31, 1999 - YTD                           MARCH 31, 1998 - YTD

                                           -----------------------------------------      -----------------------------------------
                                               Average       Interest                         Average       Interest
                                             Outstanding      Earned/      Yield/           Outstanding      Earned/      Yield/
                                             Balance (5)       Paid         Rate            Balance (5)       Paid         Rate
                                           ---------------------------------------      -----------------------------------------

INTEREST EARNING ASSETS:                                                   (Dollars in Thousands)
  Loans receivable (1) (2)                      $643,084       $40,658      8.43%              $663,273       $42,188      8.48%
  Mortgage-backed securities (2)                 119,914         5,784      6.43%               144,836         7,426      6.84%
  Investments (2)                                130,047         6,131      6.29%               107,733         5,573      6.90%
  Other interest-earning assets (3)               10,495           506      6.43%                 9,771           520      7.10%
  Cash surrender value of life insurance           6,826           251      4.90%                 6,492           252      5.18%
                                           ---------------------------------------      -----------------------------------------

    Total Interest-Earning Assets               $910,366       $53,330      7.81%               932,104        55,959      8.00%
                                           =======================================      =========================================

INTEREST-BEARING LIABILITIES:
  Certificates of deposits                      $375,970       $15,676      5.56%               380,354        16,348      5.73%
  Savings accounts                                90,967         1,742      2.55%                97,770         2,012      2.74%
  Demand and now accounts                        112,241           681      0.81%               106,741           925      1.16%
  Money market accounts                           62,291         1,829      3.91%                51,884         1,555      4.00%
                                           ---------------------------------------      -----------------------------------------

    Total deposits                               641,467        19,928      4.14%               636,748        20,840      4.36%
  FHLB advances and other borrowed money         224,969         9,873      5.85%               244,474        10,986      5.99%
                                           ---------------------------------------      -----------------------------------------

    Total Interest-Bearing Liabilities          $866,436       $29,801      4.59%               881,222        31,826      4.82%
                                           =======================================      =========================================


Net interest income                                            $23,529                                        $24,133
                                                         ==============                                 ==============

Net interest rate spread                                                    3.22%                                          3.18%
                                                                       ===========                                    ===========

Net interest earning assets                      $43,930                                        $50,882
                                           ==============                               ================


Net interest margin (4)                                                     3.45%                                          3.45%
                                                                       ===========                                    ===========

Average interest-earning assets
  to average interest-bearing liabilities                      105.07%                                        105.77%
                                                         ==============                                 ==============

------------
(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves
(2) Includes held and available for sale categories
(3) Includes primarily short term liquid assets
(4) Net interest income divided by average interest earning assets
(5) Based on average monthly balances

                         WESTERFED FINANCIAL CORPORATION
                              Non-Performing Assets

                                                   (Unaudited)
                                                    March 31,        June 30,
                                                       1999            1998
-------------------------------------------------------------------------------
                                                            (In Thousands)
Non-accruing loans:
Real Estate:
     One-to-four family                                $886             $1,967
     Multi-family                                         -                 89
     Nonresidential property (except land)                -                 35
     Land                                                 -                  -
     Construction                                       262                362
Agriculture                                             689                  -
Commercial - non real estate                             44                 32
Consumer                                              1,005              1,504
-------------------------------------------------------------------------------
     Total                                            2,886              3,989
-------------------------------------------------------------------------------


Accruing loans delinquent
     90 days or more:
Real Estate:
     One-to-four family                                 294                442
     Multi-family                                         -                  -
     Nonresidential property (except land)                -                  -
     Construction                                         -                  -
Agriculture                                              42                  -
Commercial - non real estate                              -                 10
Consumer                                                114                174
-------------------------------------------------------------------------------
     Total                                              450                626
-------------------------------------------------------------------------------


Foreclosed assets:
Real Estate:
     One-to-four family                                 401                279
     Multi-family                                         -                  -
     Commercial                                           -                  -
     Land                                                26                 28
     Construction                                         -                  -
Consumer                                                169                114
-------------------------------------------------------------------------------
     Total                                              596                421
-------------------------------------------------------------------------------

Total non-performing assets                          $3,932             $5,036
===============================================================================

                         WESTERFED FINANCIAL CORPORATION
                            Allowance for Loan Losses

                                                                         (Unaudited)                        (Unaudited)
                                                                     For the Three Month                 For the Nine Month
                                                                         Period Ended                       Period Ended
                                                                          March 31,                          March 31,
                                                                -------------------------------    -------------------------------
                                                                    1999             1998               1999            1998
                                                                --------------   --------------    ---------------  --------------
                                                                        (In Thousands)                     (In Thousands)
                                                                -------------------------------    -------------------------------
Balance at beginning of period ............................        $ 4,846          $ 4,942          $ 4,907          $ 4,651
                                                                   -------          -------          -------          -------

Charge-Offs:
Real Estate:
       One- to four-family ................................           --               --               (130)            --
       Commerical .........................................           --               --               --               --
Other:
       Commerical .........................................             (1)            --                (49)            --
       Consumer ...........................................           (199)            (110)            (637)            (264)
                                                                   -------          -------          -------          -------
Total charge-offs .........................................           (200)            (110)            (816)            (264)
                                                                   -------          -------          -------          -------

Recoveries:
Other:
       Commerical .........................................              4             --                  4                3
       Consumer ...........................................             14                2               59               24
                                                                   -------          -------          -------          -------
Total recoveries ..........................................             18                2               63               27
                                                                   -------          -------          -------          -------
Net charge-offs ...........................................           (182)            (108)            (753)            (237)
                                                                   -------          -------          -------          -------
Provisions charged to operations ..........................            345              210              855              630
Reserves acquired .........................................           --               --               --               --
                                                                   -------          -------          -------          -------
Balance at end of period ..................................        $ 5,009          $ 5,044          $ 5,009          $ 5,044
                                                                   =======          =======          =======          =======

Ratio of net charge-offs during the period to average loans
       outstanding during the period ......................           0.03%            0.02%            0.12%            0.04%
                                                                   =======          =======          =======          =======

Ratio of net charge-offs during the period to average non-
       performing assets during the period ................           4.28%            2.06%           16.50%            4.88%
                                                                   =======          =======          =======          =======

Ratio of allowance for loan losses to net loans before
       allowance ..........................................           0.79%            0.75%            0.79%            0.75%
                                                                   =======          =======          =======          =======